EXHIBIT 23.1


                           CONSENT OF PERRY-SMITH LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to incorporation of our report dated March 2, 2005 in this Form 10-KSB, relating to the balance sheets of Ophthalmic Imaging Systems as of December 31, 2004 and 2003, and related statements of operations, shareholders' equity and cash flows for the years ended December 31, 2004 and 2003.




                                                  /s/Perry-Smith LLP

Sacramento, California
March 18, 2005